EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 of NewLead Holdings Ltd. (“the Company”) of our report dated May 9, 2014 with respect to the consolidated financial statements of the Company as of December 31, 2013 and 2012 and for the two years ended December 31, 2013, included in its Annual Report on Form 20-F, filed with the Securities and Exchange Commission on May 9, 2014.

/s/ CHERRY BEKAERT LLP

Charlotte, North Carolina
July 3, 2014